Exhibit 5.2

August 27, 2025

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

Re $600,000,000 aggregate principal amount of 4.500% Notes due 2030 and $400,000,000 aggregate principal amount of 5.150% Notes due 2035

Ladies and Gentlemen:

We have acted as New York counsel to Cardinal Health, Inc., a corporation organized under the laws of Ohio (the “Company”), in connection with the issuance and sale, on the date hereof, of (i) $600,000,000 aggregate principal amount of the Company’s 4.500% Notes due 2030 (the “2030 Notes”) and (ii) $400,000,000 aggregate principal amount of the Company’s 5.150% Notes due 2035 (the “2035 Notes” and together with the 2030 Notes, the “Notes”) under an indenture, dated as of June 2, 2008 (the “Base Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (in such capacity, the “Trustee”), as supplemented by the third supplemental indenture thereto (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of August 27, 2025, between the Company and the Trustee. The Notes are included in the Company’s automatic shelf registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2025 (File No. 333-289513) (the “Registration Statement”) and are being offered pursuant to a base prospectus forming part of the Registration Statement (the “Base Prospectus”), a prospectus supplement dated August 13, 2025 relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”) and an Underwriting Agreement dated August 13, 2025 (the “Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC as representatives of the several Underwriters named therein (the “Underwriters”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance and sale of the Notes.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	the Base Indenture;

(d)	the Third Supplemental Indenture;

(e)	the Notes;

(f)	the Underwriting Agreement; and

(g)	copies of certificates of the Ohio Secretary of State, dated the date hereof, certifying the good standing of the Company under the laws of the State of Ohio.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In considering documents executed by the Company, we have assumed (a) that the Company had the power, corporate or other, and authority to enter into and perform all its obligations thereunder, (b) the due authorization by all requisite action, corporate or other, and execution and delivery by the Company of such documents and the validity, binding and enforceable effect thereof in accordance with their respective terms and (c) that the Trustee is in compliance generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations.

In rendering the opinion contained herein, we have assumed that: (i) each party has the power, corporate or other, and authority to enter into and perform all their obligations under the documents that have been executed by such party and the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding and enforceable effect thereof; (ii) the Registration Statement and any supplements and amendments thereto, will remain effective and will comply with all applicable laws at the time of issuance of the Notes thereunder; (iii) a prospectus supplement providing supplemental information to the Registration Statement has been timely filed with the Commission and complies with all applicable laws; (iv) the Company has issued and delivered the Notes in the manner contemplated by the Registration Statement, including the Prospectus; (v) the resolutions authorizing the Company to issue, offer and sell the Notes have been adopted by the board of directors of the Company (or an authorized committee thereof) and will be in full force and effect at all times at which the Notes are offered or sold by the Company; and (vi) all the Notes are in substantially the form attached to the Indenture.

We have further assumed that the Notes will be delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that, when the Notes have been duly authorized by all necessary corporate action, executed, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Notes as set forth in the Registration Statement and the Prospectus, the Notes will constitute valid and binding obligations of the Company under the laws of the State of New York enforceable against the Company in accordance with their terms.

The foregoing opinion as to enforceability of obligations of the Company is subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, (ii) the application of general principles of equity (whether applied by a court in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness, mutuality and materiality), (iii) requirements that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The opinions expressed above are limited to questions arising under the law of the State of New York. We do not express any opinion as to the laws of any other jurisdiction. Various issues concerning the laws of the State of Ohio are addressed in the opinion of Patrick Pope filed as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on August 27, 2025. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Notes pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Company’s Current Report on Form 8-K and to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinion expressed above is limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

Very truly yours,

/s/ White & Case LLP
White & Case LLP

DJ: EG: MA: HH : CTV: BW : SQ

3